UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2010

FLEXIBLE SOLUTIONS INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-29649	91-1922863
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

615 Discovery Street

Victoria, British Columbia V8T 5G4

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (250) 477-9969

N/A

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

   On January 4, 2010, Cinnamon Jang Willoughby & Company (“CJW”) resigned as the Company’s independent registered public accounting firm as CJW was merged with Meyers Norris Penny LLP, Chartered Accountants (“MNP”). Most of the professional staff of CJW continued with MNP either as employees or partners of MNP and will continue their practice with MNP. On March 19, 2010, the Company, through and with the approval of its Board of Directors, engaged MNP as its independent registered public accounting firm.

Prior to engaging MNP, the Company did not consult with MNP regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by MNP on the Company’s financial statements, and MNP did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The reports of CJW regarding the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2009 and 2008, and during the period from December 31, 2009 through January 4, 2010, the date of resignation, there were no disagreements with CJW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CJW would have caused it to make reference to such disagreement in its reports.

The Company provided CJW with a copy of this report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that CJW furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether is agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from CJW will be filed as an amendment to this report.

Item 9.01	Exhibits

Exhibit
Number	Description of Document

16	Letter regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2010.

FLEXIBLE SOLUTIONS INTERNATIONAL INC.

By:	/s/ Daniel B. O’Brien
Daniel B. O’Brien, President and Chief Executive Officer